AGREEMENT

         THIS AGREEMENT (this "Agreement"), dated as of the 30th day of September, 1997, is made by and between Trans Financial, Inc., on its own behalf and on behalf of its subsidiaries (collectively, "Trans Financial"), and Ronald Szejner ("Szejner").

                                    RECITALS

         A. Szejner is employed by Trans Financial as Executive Vice President and Chief Trust Officer, and as President of Trans Financial Investment Services, Inc. ("TFIS"). Szejner also serves as a director of TFIS.

         B. The parties hereto have reached an agreement on the terms of separation of Szejner's employment with Trans Financial and desire to set forth the terms of that agreement in a written instrument.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereby agree as follows:

         1.       Continued Employment and Resignation.

                  A. Szejner hereby tenders his resignation from his employment with Trans Financial, effective March 31, 1998 (the "Termination Date"). Szejner will resign as Chief Trust Officer of Trans Financial, Inc. and of Trans Financial Bank, N.A., as a Trust Officer of Trans Financial Bank, N.A., and as an officer and director of TFIS, as requested by Trans Financial, but in no event later than the Termination Date, or may be removed from or replaced in any one or more of such positions at any time in the discretion of Trans Financial.

                  B. Szejner shall be employed as Executive Vice President of Trans Financial, Inc. through the Termination Date and shall perform such duties for Trans Financial between the date of this Agreement and the Termination Date as he may be assigned from time to time by Trans Financial.

         2. Termination of Employment. Notwithstanding the provisions of Section 1 above, Szejner's employment with Trans Financial may be terminated completely by the Board of Directors of Trans Financial, Inc. at any time prior to March 31, 1998 if the Board determines, by a unanimous vote of the directors present and voting at a duly and properly called meeting at which a quorum is present, that any of the following causes for terminating his employment exists:

                  A. Szejner has appropriated Trans Financial's funds, rights or property to Szejner's personal use, or has appropriated the funds, rights or property of any of Trans Financial's customers to Szejner's personal use;

                  B. Szejner has engaged in any other act of substantial dishonesty in the performance of his duties and responsibilities;

                  C. Szejner has substantially failed to perform or discharge those duties or responsibilities reasonably assigned to him hereunder and fails or refuses to correct such failings within 30 days of receipt of written notice to Szejner of such failings, which notice shall specifically describe such failings and the steps necessary to remedy them;

                  D. Szejner is guilty of gross professional misconduct of such a serious nature as would render his service unacceptable to reasonable persons in the position of the Board of Directors of Trans Financial, Inc.; or

                  E. Szejner has breached any of his obligations, covenants or promises set forth in this Agreement.

If the Board determines that any one or more of such causes exists, then Trans Financial may, without prior written notice, terminate Szejner's employment hereunder. In the event of termination of Szejner's employment prior to March 31, 1998 pursuant to the terms of this Section 2, the "Termination Date" shall be deemed, for all purposes under this Agreement, to be the actual date of such termination, and Trans Financial shall not be required thereafter to make any of the payments or provide any of the benefits provided for in Sections 3, 4, or 5 below.

         3. Compensation. Trans Financial shall pay Szejner at the rate of $150,000 per year (subject to all applicable withholdings) and will receive all fringe benefits generally available to the employees of Trans Financial through and including the Termination Date, in accordance with Trans Financial's policies and typical pay schedule and methods. Prior to the Termination Date, Szejner shall take all vacation days to which he is entitled as of the Termination Date, and Trans Financial shall not be required to pay for any earned but unused vacation days as of the Termination Date. No vacation days shall accrue or be earned after the Termination Date.

         4. Bonus. Szejner shall be paid a bonus for 1997 under the 1997 Trans Financial Leadership Incentive Plan (the "Bonus Plan") as follows:

                  A. Szejner shall receive $26,145.84 (equal to 5/6ths of the maximum potential award) for the "Individual Goals" component under the Bonus Plan, regardless of the actual performance of trust and investment services for 1997; and

                  B. Szejner shall receive the amount to which he otherwise would have been entitled under the "Corporate Goals" component under the Bonus, had he remained in his current position through December 31, 1997.

The amount provided for in A. above shall be paid on the next reasonably practicable payday of Trans Financial. The amount provided for in B. above will be paid in 1998 at the time of the payment of bonuses by Trans Financial to executive officer participants in its bonus plans.

         5.       Severance Pay.

                  A. In consideration for the release from any claims against Trans Financial by Szejner set forth in this Agreement, Trans Financial shall pay Szejner a lump sum amount of $15,000 (subject to all applicable withholdings) which shall be payable on the next regularly scheduled pay day after the Termination Date. This amount shall be paid on the next reasonably practicable payday of Trans Financial.

                  B. Trans Financial shall also pay Szejner three months severance pay at the rate of $150,000 per year (subject to all applicable withholdings) for the period beginning April 1, 1998 and ending June 30, 1998 (the "Severance Period"), in accordance with Trans Financial's typical pay schedule and methods.

                  C. Except as otherwise provided herein, Trans Financial shall continue Szejner's coverage under Trans Financial's group health insurance plan through the Severance Period, subject to the continuation of Szejner's payroll deductions for such plan. Szejner will be responsible for any increase that may occur in his share of the premiums under such plan. Except as otherwise provided herein, Szejner's election period for continuance coverage (commonly referred to as COBRA coverage) shall commence on June 30, 1998. In the event Szejner obtains other employment during the Severance Period, Szejner shall notify Trans Financial immediately, and Szejner's participation in Trans Financial's group health insurance plans shall cease on the date Szejner becomes eligible to participate in his new employer's health insurance plan (but in no event later than June 30, 1998), and Szejner's election period for COBRA coverage shall commence on that date.

                  D. Szejner shall receive any pension or retirement benefits to which he is entitled under the terms of any such pension or retirement plans as of the Termination Date. Szejner acknowledges and agrees that no further contributions will be made to such pension or retirement plans after the Termination Date.

         6. Loans. Trans Financial has extended to Szejner and his spouse (i) an unsecured line of credit in the face amount of $70,000, evidenced by the Commercial Note in the face amount of $70,000 and the Loan Agreement executed by the Szejners, both dated February 20, 1996 (the "Unsecured Line"), and (ii) a home equity line of credit in the amount of $100,000, evidenced by the Equiline executed by the Szejners, dated June 19, 1995 (the "Home Equity Line"). The parties hereby agree that Szejner shall not be entitled to receive, and Trans Financial shall not be required to make, any advances under the lines of credit after March 31, 1998. Szejner shall make a reasonable reduction in the principal balance on the lines of credit out of any proceeds he receives upon the exercise of options for the common stock of Trans Financial. All reductions in principal (in excess of payments required pursuant to the terms of the lines of credit) may, at the discretion of Trans Financial, be applied first to reduce the principal balance of the Unsecured Line, to the extent thereof, and then to reduce the principal balance of the Home Equity Line. The parties hereto shall execute or cause to be executed such note amendments or other documents as Trans Financial deems necessary to document the modifications to the Unsecured Line and the Home Equity Line contemplated by this Section.

         7.       Non-competition.

                  A. During the period from the date of this Agreement through March 31, 1998, Szejner shall not, directly or indirectly through any affiliates, (i) conduct any business, that is in direct competition with any business conducted by Trans Financial, within the state of Kentucky or within a radius of 50 miles of the location of any Trans Financial Office or operation;
(ii) assist any other individual in conducting any business, that is in direct competition with any business conducted by Trans Financial, within the state of Kentucky or within a radius of 50 miles of the location of any Trans Financial Office or operation; or (iii) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in (other than the ownership of less than 1% of the outstanding capital stock of any company publicly traded on a national exchange or market), or aid or assist any entity in the conduct of any business, that is in direct competition with any business conducted by Trans Financial, within the state of Kentucky or within a radius of 50 miles of the location of any Trans Financial Office or operation.

                  B. Trans Financial acknowledges that from the date hereof through March 31, 1998, Szejner may perform services as a consultant, for a fee, for other entities or individuals, and Szejner agrees that such services shall not violate the provisions of this Section, nor interfere with Szejner's performance of the duties and responsibilities as an employee of Trans Financial as may be assigned to him as provided in Section 1 above. Szejner's rendering of such consulting services shall not be deemed to violate the provisions of this
Section 7 to the extent that Szejner provides consulting services to:

                           (i) any existing customer of Trans Financial who initiates contact with Szejner with respect to providing consulting services, so long as such consulting services consist of providing general investment advice that is not intended to induce such customer(s) to terminate any existing transaction or relationship with Trans Financial;

                           (ii)     any open-end investment company;

                           (iii) any vendor who provides goods or services to Trans Financial (other than a vendor of the type described in (iv) or (v) below who has an office in Kentucky or Tennessee);

                           (iv) any registered broker-dealer, money manager, trust company, bank, savings bank, savings and loan association or other depository institution, that has no office in Kentucky or Tennessee;

                           (v) any bank holding company or savings and loan holding company, or any of their direct or indirect subsidiaries, so long as the holding company and its direct and indirect subsidiaries have no office(s) in Kentucky or Tennessee.

         8. Non-solicitation. From the date of this Agreement through September 30, 1998, Szejner shall not (i) solicit or accept business from any Customer (as defined below) of Trans Financial; (ii) recruit or hire, or attempt to recruit or hire any Employee (as defined below) of Trans Financial; or (iii) assist any other individual or any entity in doing any of the foregoing. For purposes of this section, "Customer" shall mean any individual or entity that was a customer of Trans Financial at any time from the date hereof through the Termination Date, and any individual or entity that, to the knowledge of Szejner, was a prospective customer of Trans Financial as of the Termination Date; and "Employee" shall mean any individual who is employed by Trans Financial as of the date of this Agreement or who becomes an employee of Trans Financial prior to June 30, 1998. Szejner shall not be in violation of this section in the event that Szejner or any individual or entity with whom Szejner is employed after the Termination Date (i) accepts business from any Customer who initiates contact with Szejner or his employer, or (ii) employs any Employee who initiates contact with Szejner or his employer.

         9. Confidentiality and Non-disclosure . Szejner acknowledges that during the course of his employment with Trans Financial, Szejner was and will be exposed to confidential and proprietary information of Trans Financial. Szejner shall not without the prior written consent of the Board of Directors or the Chief Executive Officer of Trans Financial (i) disclose to any third party, including future employers, any Confidential Information (as defined below) the disclosure of which would damage Trans Financial or be beneficial to any entity, person or group of persons in competition with or adverse to Trans Financial, or
(ii) use any Confidential Information for his own benefit or the benefit of others. Szejner shall return to Trans Financial on or before the Termination Date any and all documents containing any confidential or proprietary information, including all interoffice correspondence from or to Szejner as an employee, or officer of Trans Financial. Nothing in this section shall prevent Szejner from disclosing Confidential Information as may be required by law. For purposes of this section, "Confidential Information" shall mean any and all confidential or proprietary information of Trans Financial obtained by Szejner as a result of his employment with Trans Financial, including without limitation information with respect to Trans Financial's financial status, business, products, services, customers, customer lists, prospective customers, vendors, vendor relationships, trade secrets, marketing plans, business plans, proposals, policies or strategies.

         10.      Communications.

                  A. Szejner shall not make any written or oral statements to or participate in discussions with any other person (including without limitation the media; actual or potential customers of Trans Financial; potential directors, officers or employees of Trans Financial; actual or potential competitors of Trans Financial; or regulatory officials) which are critical, disparaging or injurious to the reputation or business of Trans Financial or any of its directors, officers or employees, which cast Trans Financial or any of its directors, officers or employees in an unfavorable light, or which would negatively influence any party in the transaction of business with Trans Financial. Szejner shall not be in violation of this subsection A. to the extent that he (i) communicates his opinions regarding the strategic direction of trust and investments, the reorganization of the corporation and the reassignment of Szejner's duties to any of the directors of Trans Financial, Inc., or (ii) informs any prospective employer or client that he resigned from Trans Financial as a result of a disagreement with the CEO of Trans Financial over the strategic direction of trust and investments, the reorganization of the corporation and the reassignment of Szejner's duties

                  B. Trans Financial shall instruct its directors, executive officers and senior officers within the Trust Department to not make any written or oral statements to or participate in discussions with any other person
(including without limitation the media; actual or potential employers or clients of Szejner; or regulatory officials) which are critical, disparaging or injurious to the reputation of Szejner, which cast Szejner in an unfavorable light, or which would negatively influence any party in the transaction of business with Szejner. Trans Financial shall not be in violation of this section B (i) as a result of any discussions among the directors and counsel for Trans Financial with respect to the strategic direction of trust and investments, the reorganization of the corporation and the reassignment of Szejner's duties, or
(ii) as a result of  communications  made by Trans  Financial in compliance with
Section 12 below.

         11. Breach of Confidentiality, Non-solicitation, Non-competition or Communication Provisions.

                  A. In the event of any breach by Szejner of any of the provisions contained in Sections 7, 8, 9 or 10.A. of this Agreement, Trans Financial shall have the right to discontinue any payments under this Agreement, as well as to seek any and all legal and equitable remedies available to it, including the recovery of any amounts already paid to Szejner under this Agreement, and injunctive relief against any further violations of this Agreement.

                  B. In the event of any breach by Trans Financial of any of the provisions contained in Sections 9 or 10.B. of this Agreement, Szejner shall have the right to seek any and all legal and equitable remedies available to him, including injunctive relief against any further violations of this Agreement.

         12. References. In response to any inquiry from any prospective employer or client of Szejner, Trans Financial shall provide a reference, and shall provide as the explanation (if one is requested) for the separation of Szejner's employment that he resigned as a result of a disagreement with the CEO of Trans Financial over the strategic direction of trust and investments, the reorganization of the corporation and the reassignment of Szejner's duties.

         13. Release of Claims. In consideration for the payment of severance by Trans Financial and other commitments as set forth in this Agreement, Szejner, for himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges, and agrees to hold harmless forever, Trans Financial, its subsidiaries, business units, affiliates, parent companies, past and present, predecessors and successors, and their respective officers, directors, employees, agents, stockholders, successors and assigns (collectively, the "Released Parties") from any and all known claims, demands and causes of action that he may have against any or all of the Released Parties arising from, or in connection with the terms, conditions and separation of, his employment, including without limitation, any and all claims under any federal, state or local discrimination law or regulation, including specifically, but not limited to, the Age Discrimination in Employment Act, as amended, or any claim under federal or state laws alleging actual or constructive termination in violation of any public policy, and any actual or alleged breach of contract, breach of any covenant of good faith and fair dealing, or wrongful discharge under state law. Szejner further waives any rights he may have under the Retention Agreement dated December 16, 1996. Should Szejner pursue any claim which he releases herein, because of invalidity or nonenforceability of this Agreement or for any other reason, Szejner agrees that, as a prerequisite, he shall return all moneys paid under Sections 5.A. and 5.B. of this Agreement, with interest at 10% per annum.

         14.      Representations.  Szejner hereby warrants and represents that:

                  A. he has carefully read and fully understands the comprehensive terms and conditions of this Agreement and the release of claims set forth herein;

                  B. he is executing this Agreement knowingly and voluntarily, without any duress, coercion or undue influence by Trans Financial, its representative or any other person;

                  C. he had ample opportunity to consult with legal counsel of his own choice before executing this Agreement, and, in fact, has done so;

                  D. he has filed no charge, claim, complaint or any document with any federal or state agency or any court complaining of unlawful, harassing or discriminatory treatment by Trans Financial;

                  E. he is fully satisfied with the terms and conditions of this Agreement, including without limitation the consideration paid him by Trans Financial as part of this comprehensive settlement and the consideration stated herein is the only consideration offered or accepted by him as consideration for his release of claims;

                  F. he is entitled to 21 days to consider the terms of this Agreement but has agreed to waive this time period and sign the Agreement immediately;

                  G. he has the right to revoke this Agreement within seven calendar days after he signs it;

                  H. he understands that if he revokes this Agreement during the seven day period, it becomes null and void in its entirety; and

                  I. he is receiving payment and other consideration under this Agreement from Trans Financial to which he would not otherwise be entitled.

         15. Confidentiality of Agreement. Trans Financial and Szejner, and their respective agents and representatives, shall keep the fact and terms and conditions of this Agreement in strict confidence, and without the prior written consent of the other party, shall not disclose this Agreement, its contents or subject matter to any person other than their spouse (in the case of Szejner), attorneys, income tax preparers, or accountants. Any violation of this covenant of confidentiality may be specifically enforced by a court of law or equity. The parties hereto acknowledge and agree that this Agreement does not constitute and shall not be construed as an admission by either party of any violation of law or of any right of any party hereto.

         16. Payments in Event of Death. In the event of the death of Szejner on or before June 30, 1998, then Trans Financial's obligations to make payments or provide health insurance benefits hereunder shall terminate as of the date of death, except as provided in this section. In the event of such death, Trans Financial shall pay to Szejner's spouse, estate or other party as designated by Szejner (or if not so designated then to Szejner's spouse, if any, or to Szejner's estate if there is no spouse) those payments that would otherwise be payable under Section 5 above absent such death.

         17. Status of Prior Agreements. This Agreement supersedes in its entirety any prior agreement, written or oral, concerning Szejner's employment with Trans Financial; provided, however, that this Agreement shall not supersede any stock option agreement between Szejner and Trans Financial, or Trans Financial's savings incentive plan or employee stock ownership plan, each of which shall be applied and enforced according with their respective terms. Szejner acknowledges that his employment with Trans Financial terminates, for all purposes, as of the close of business on the Termination Date.

         18. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the subject matter hereof, and the terms of this Agreement may not be waived, modified or supplemented except in writing signed by both parties hereto.

         19.      Severability.   If  any  provision  of  Agreement  is
determined to be invalid or otherwise unenforceable (in whole or in part), such invalidity or unenforceability shall not effect any other provision of this Agreement, which shall continue in full force and effect.

         20. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Kentucky. Any action brought by either party to enforce any provision of this Agreement shall be brought in Bowling Green, Kentucky. By entering into this Agreement, Szejner agrees to accept service of process in any action brought by Trans Financial in Warren County, Kentucky, or in the United States District Court for the Southern District of Kentucky based on any alleged breach of any term or provision of this Agreement.

         21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns.

EXECUTED as of the date first set forth above.

                                                          /s/ Ron Szejner
                                                              RON SZEJNER

                                                              Date:9/30/97


                                                           TRANS FINANCIAL, INC.


                                                           By: /s/ Roger Lundin

                                                              Date:9/30/97